EXHIBIT 3.22

BYLAWS
OF
TULSA EQUIPMENT MANUFACTURING COMPANY
(AN OKLAHOMA CORPORATION)

ARTICLE I.
OFFICES

SECTION 1.1    Principal Office.  The principal office for the transaction of the business of the corporation is hereby fixed and located at:

Tulsa, Oklahoma

The Board of Directors is hereby granted full power and authority to change said principal office from one location to another. Any such change shall be noted in the bylaws by the Secretary, opposite this section, or this section may be amended to state the new location.

SECTION 1.2    Other offices.  Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business or the business of the corporation may require.

ARTICLE II.
MEETING OF SHAREHOLDERS

SECTION 2.1    Place of Meetings.  All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office of the corporation or at any other place within or without the State of Oklahoma as may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board or by the written consent of the shareholders entitled to vote at such meeting holding at least a majority of such shares given either before or after the meeting and filed with the Secretary of the corporation.

SECTION 2.2    Annual Meetings.  The annual meetings of shareholders shall be held on:

the third Tuesday of the fourth month following the close of the fiscal year;

provided, however, that should said day fall on a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. Any such annual meeting may be held at any other time which may be designated in a resolution by the Board of Directors or by the written consent of the shareholders entitled to vote at such meeting holding at least a majority of such shares. At such annual meeting, directors shall be elected, reports of the affairs of the corporation shall be considered and any other business may be transacted which is within the powers of the shareholders to transact and which may be properly brought before the meeting.

Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid,

addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting and shall state such other matters, if any, as may be expressly required by statute.

SECTION 2.3    Special Meetings.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, or by resolution of the Board of Directors, or by one or more shareholders holding not less than one-fourth (1/4) of the issued and outstanding voting shares of the corporation, or such meeting may be held at any time without call or notice upon unanimous consent of the shareholders. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner and pursuant to the same notice provisions as for annual meetings of shareholders. Notices of any special meeting shall state, in addition to the place, day and hour of such meeting, the purpose or purposes of the meetings. Business transacted at a special meeting of shareholders shall be limited to the purposes stated in the notice.

Upon request being made by written notice to the President, or in his absence or disability to any Vice President, or in the absence of a Vice President, to the Secretary, by any person or persons herein empowered to call a special meeting, if such officer is the Secretary, he shall give notice to the shareholders, or if such officer is other than the Secretary, he shall cause the Secretary to give notice to the shareholders that such meeting has been called for the purpose or purposes stated in such request and is to be held at a specified time, which time as fixed by such officer shall not be less than ten (10) days nor more than sixty (60) days after the receipt of such request. If notice of such meeting is not given to the shareholders within seven (7) days after the receipt of such request, such person or persons making such request may fix the time of such special meeting and give notice thereof in the same manner as herein provided for notice of special meetings of shareholders.

SECTION 2.4    Voting List.  The officer or agent who has charge of the share ledger of the corporation shall, before each shareholders’ meeting, prepare a list of all persons entitled to represent shares at such meeting, arranging the names alphabetically, with the number of shares entitled to be voted by each shareholder set forth opposite their respective names. Such officer or agent shall produce the share ledger or a duplicate thereof, together with such list, and shall keep it open either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held during the business hours of at least ten (10) days immediately preceding the convening thereof and until the close of such meeting, and it shall be subject to inspection at any time during such period by any shareholder or person representing shares. However, such officer or agent shall not be required to prepare and produce a list of shareholders in any case where the share ledger reasonably shows in alphabetical order by classes of shares all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each shareholder.

SECTION 2.5    Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or the Certificate of Incorporation of the corporation. When a quorum is present at any meeting, a majority of the shares represented thereat and entitled to vote thereat shall decide any question brought before such meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 2.6    Adjourned Meeting and Notice Thereof.  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

When any shareholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

SECTION 2.7    Order of Business.  The order of business at the annual meeting, and so far as practicable at all other meetings of the shareholders, shall be as follows:

(1)	Calling meeting to order;

(2)	Calling of roll and checking proxies;

(3)	Proof of notice of meeting;

(4)	Reading of any unapproved minutes;

(5)	Reports of officers;

(6)	Reports of committees;

(7)	Election of directors;

(8)	Unfinished business;

(9)	New business; and

(10)	Adjournment.

SECTION 2.8    Voting.  At each meeting of shareholders each shareholder entitled to vote shall vote in person or by proxy and he shall have one (1) vote for each share standing registered in his name at the closing of the transfer books for such meeting, or the record date fixed for such meeting by the Board of Directors, as the case may be. The voting of all meetings of shareholders may be viva voce but any qualified voter may demand a share vote by written ballot, whereupon such share vote shall be taken by written ballot each of which shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

SECTION 2.9    Consent of Absentees.  The transaction of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person, or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 2.10    Action without Meeting.  Any action which, under any provisions of the laws of the State of Oklahoma or under the provisions of the Certificate of Incorporation or under these bylaws may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the corporation and made a part of the corporate records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

SECTION 2.11    Proxies.  Any shareholder entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by proxy. The appointment of a proxy shall be in writing and signed by the shareholder but shall require no other attestation and shall be filed with the Secretary of the corporation at or prior to the meeting. If any shareholder appoints two or more persons to act as proxies and if the instrument does not otherwise provide, then a majority of such persons present at the meeting, or if only one shall be present, then that one shall have and may exercise all of the powers conferred by such instrument upon all of the persons so appointed, and if such proxies be equally divided as to the right and manner of voting in any particular case, the vote shall be divided among the proxies. Any person holding shares in a representative or fiduciary capacity which he may represent in person may represent the same by proxy and confer general or discretionary power upon such a proxy. The authority of a proxy, unless it states it is irrevocable and is coupled with an interest, may be terminated at will. Unless otherwise provided in the appointment, the proxy’s authority shall cease three (3) years after the appointment. The termination of a proxy’s authority by act of the shareholder shall, subject to the time limitation herein set forth, be ineffective until written notice of the termination has been given to the Secretary of the corporation. Unless otherwise provided therein, an appointment filed with the Secretary shall have the effect of revoking all proxy appointments of prior date. A proxy’s authority shall not be revoked by the death or incapacity of the maker unless before the vote is cast or the authority is exercised written notice of such death or incapacity is given to the corporation.

SECTION 2.12    Inspectors of Election.  In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or any adjournment thereof. If Inspectors of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman. An inspector need not be a shareholder of the corporation, but no person who is a candidate for office of the corporation shall act as an inspector.

The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of the election shall perform their duties impartially in good faith, to the best of their ability, and as expeditiously as is practical. If there are three inspectors, the decision, act or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

ARTICLE III.
DIRECTORS

SECTION 3.1    Powers.  Subject to limitations of the Articles of Incorporation, of the bylaws, and of the laws of the State of Oklahoma as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed and conducted by, the Board of Directors. Without prejudice to such general power, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

First:    To select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or the bylaws and fix their compensation.

Second:    To designate any place within or without the State of Oklahoma for the holding of any shareholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates, of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Third:    To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend against amounts transferred from surplus to capital.

Fourth:    To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

SECTION 3.2    Number, Election and Term of Office.  The number of directors which shall constitute the whole Board shall be not less than one (1). Subject to the foregoing limitation, the shareholders at any meeting shall determine the number which shall constitute the Board and the number so determined shall remain fixed until changed at a subsequent meeting. The directors shall be elected at each annual meeting of the shareholders; however, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

SECTION 3.3    Qualifications.  A director need not be a shareholder of the corporation.

SECTION 3.4    Vacancies.  Vacancies in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

SECTION 3.5    Resignations.  Any director may resign at any time by giving written notice of his resignation to the Board or Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the Board of Directors accepts the resignation of a director rendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective.

SECTION 3.6    Removal.  The entire Board of Directors or any individual director may be removed from office with or without cause by vote of shareholders holding a majority of the outstanding shares entitled to vote at any annual or special meeting of shareholders. In case the entire Board or any one or more directors is so removed, new directors may be elected at the same meeting of shareholders.

SECTION 3.7    When Board May Declare Vacancies.  The Board of Directors shall declare vacant the office of a director if he is declared of unsound mind by an order of court or convicted of a felony, or may do so within sixty (60) days after notice of his election if he does not accept such office in writing or does not attend a meeting of the Board of Directors.

SECTION 3.8    Place of Meeting.  Regular meetings of the Board of Directors shall be held at any place within or without the State of Oklahoma which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office.

SECTION 3.9    Regular Meetings.  A regular annual meeting of the Board of Directors for the purpose of election of officers of the corporation and the transaction of any other business coming before such meeting shall be held each year immediately following the adjournment of the annual shareholders’ meeting and no notice of such meeting to the elected directors shall be necessary in order to legally constitute the meeting, provided a majority of the whole Board shall be present. If a majority of the Board shall not be present, then such regular annual meeting may be held at such time as shall be fixed by the consent, in writing, of all of the directors. Other regular meetings of the Board may be held without notice at such time as shall from time to time be determined by the Board.

SECTION 3.10    Special Meetings.  Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or, if he is absent or unable to act, by any Vice President or by any director. No business shall be considered at any special meeting other than the purposes mentioned in the notice given to each director of the meeting, except upon the unanimous consent of all directors.

SECTION 3.11    Notice of Special Meetings.  Written notice of the time, place and the purposes of all special meetings shall be delivered personally to each director or sent to each director by mail or by other forms of written communication, charges prepaid, addressed to him at his address as shown on the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place where meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least two (2) business days prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due legal and personal notice to such director.

SECTION 3.12    Waiver of Notice.  Any actions taken or approved at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. If a director does not receive notice of a meeting, but attends and participates in the meeting, he shall be deemed to have waived notice of the meeting.

SECTION 3.13    Quorum.  At all meetings of the Board, a quorum is present shall be the acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these bylaws and except to adjourn as hereinafter provided.

SECTION 3.14    Adjournment.  A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors’ meeting, either regular or special, may adjourn to a later date but may not transact any business until a quorum has been secured. At any adjourned meeting at which a required number of directors shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 3.15    Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SECTION 3.16    Fees and Compensation.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

SECTION 3.17    Action without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing. Such written Action by unanimous consent shall have the same effect as action taken at a meeting of the Board of Directors and shall be filed with the Secretary of the corporation and made a part of the minutes of proceedings of the Board of Directors.

SECTION 3.18    Telephonic Meetings.  Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV.
EXECUTIVE COMMITTEE

SECTION 4.1    Election.  The Board may if it deems necessary, acting by resolution adopted by a majority of the number of directors fixed by these bylaws, elect from their own members an Executive Committee composed of two or more voting members.

SECTION 4.2    Duties.  The Executive Committee shall have and exercise all of the authority of the Board in the management of the Corporation in the interval between meetings of the Board, subject to the control and direction of the Board, except to the extent, if any such authority shall be limited by the resolution appointing the Executive Committee and except the power to declare dividends and to adopt, amend or repeal the bylaws and where action of the Board of Directors is required by law. It shall keep regular minutes of its proceedings which shall be reported to the directors at their next meeting.

SECTION 4.3    Meetings.  The Executive Committee shall meet at such times as may be fixed by the Committee or on the call of the President. Notice of the time and place of the meeting shall be given to each member of the Committee in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors or in such other manner as the Executive Committee by resolution may prescribe.

SECTION 4.4    Quorum and Voting.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The act of the majority of the members of the Executive Committee present at a meeting at which a quorum is present shall be the act of the Executive Committee. At all meetings of the Executive committee, each member present shall have one (1) vote which shall be cast by him in person.

SECTION 4.5    Waiver of Notice.  Any actions taken or approved at any meeting of the Executive Committee, however called and noticed or wherever held, shall is as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.

SECTION 4.6    Removal.  The entire Executive Committee or any individual member thereof may be removed from the Committee with or without cause by a vote of a majority of the whole Board of Directors.

SECTION 4.7    Vacancies.  The Board of Directors shall fill all vacancies in the Executive Committee which may occur from time to time.

SECTION 4.8    Action without Meeting; Telephonic Meeting.  Action may be taken by the Executive Committee in the manner allowed by the Board of Directors pursuant to Sections 17 and 18 of Article III of these bylaws.

ARTICLE V.
COMMITTEES OF DIRECTORS

SECTION 5.1    Designation.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, in addition to the Executive Committee provided for in Article IV hereof, each committee to consist of two or more of the directors of the corporation, which to the extent provided in the resolution, shall have and may exercise the powers of the Board of directors in the management of the business and affairs of the corporation, except where action of the Board of Directors is required by law, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 5.2    Procedural Rules.  Each committee shall comply with the same procedural rules set forth in sections 3 through 8, both inclusive, of Article IV of these bylaws that are applicable to the Executive Committee.

ARTICLE VI.
OFFICERS

SECTION 6.1    Officers.  The officers of the corporation shall be a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, an Executive Vice President, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices; provided, however, that no person shall at the same time hold the offices of President and Secretary or more than one of the offices of President, Executive Vice President and Vice President. The President shall be a member of the Board of Directors, provided, however, that the President shall continue to hold office until he is removed or his successor has qualified after being appointed or elected notwithstanding an earlier termination of his office as director.

SECTION 6.2    Appointment.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of sections 3 or 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

SECTION 6.3    Subordinate Officers.  The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

SECTION 6.4    Removal and Resignation.  Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.5    Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

SECTION 6.6    Chairman of the Board.  The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws.

SECTION 6.7    President.  Subject to such powers and duties, if any, as may be assigned by the Board of Directors to the Chairman of the Board, if there be such an officer,

the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation, including:

(a)    He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

(b)    He shall sign or countersign, as may be necessary, all such bills, notes, checks, contracts and other instruments as may pertain to the ordinary course of the corporation’s business and shall, with the Secretary, sign the minutes of all shareholders’ and directors’ meetings over which he may have presided.

(c)    He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

(d)    At the annual meeting of the shareholders, he shall submit a complete report of the operations of the corporation’s affairs as existing at the close of each year and shall report to the Board of Directors from time to time all such matters coming to his attention and relating to the interest of the corporation as should be brought to the attention of the Board.

(e)    He shall be a member of the Board of Directors and an ex-officio member of all standing committees, including the Executive Committee, if any; and he shall have such usual powers and duties of supervision and management as may pertain to the office of the President and shall have such other powers and duties as may be prescribed by the Board of Directors or by the bylaws.

SECTION 6.8    Executive Vice President.  The Executive Vice President, if any, shall be the executive officer of the corporation next in authority to the Chairman of the Board and the President, both of whom he shall assist in the management of the business of the corporation and the implementation of orders and resolutions of the Board of Directors. In the absence of the Chairman of the Board and the President, he shall preside at all meetings of the shareholders and of the directors, and shall exercise all other powers and perform all other duties of the Chairman of the Board and the President; he shall be ex-officio member of all standing committees; and he shall perform such other duties as the Board of Directors may from time to time prescribe. He shall have all authority conferred upon a Vice President by these bylaws.

SECTION 6.9    Vice President.  In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws.

SECTION 6.10    Secretary.  The Secretary shall keep or cause to be kept, at the principal office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal office of the corporation or at the office of the corporation’s transfer agent, a share ledger or a duplicate share ledger showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody. He shall also sign, with the President or Vice President, all contracts, deeds, licenses and other instruments when so ordered. He shall make such reports to the Board of Directors as they may request and shall also prepare such reports and statements as are required by the laws of the State of Oklahoma and shall perform such other duties as may be prescribed by the Board of Directors or by the bylaws. The Secretary shall allow any shareholder, on application, during normal business hours, to inspect the share ledger. He shall attend to such correspondence and perform such other duties as may be incidental to his office or as may be properly assigned to him by the Board of Directors. The Assistant Secretary or Secretaries, if any, shall perform the duties of the Secretary in the case of his absence or disability and such other duties as may be specified by the Board of Directors.

SECTION 6.11    Treasurer.  The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws. The Assistant Treasurer or Treasurers, if any, shall perform the duties of the Treasurer in the event of his absence or disability and such other duties as the Board of Directors may determine.

SECTION 6.12    Delegation of Duties.  In case of the absence or disability of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, by a vote of a majority of the whole Board, delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

ARTICLE VII.
SHARES OF STOCK

SECTION 7.1    Certificates of Stock.  A certificate or certificates for shares of the capital stock issued by the corporation shall be provided to each shareholder, showing the number of the shares of the corporation standing on the books in his name. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary with the seal of the corporation affixed thereto. Such seal may be a facsimile. Where such certificate is countersigned by a transfer agent other than the corporation itself or an employee of the corporation or is countersigned by a transfer clerk who may be an employee of the corporation and registered by a registrar, the signatures of the President or Vice President and the Secretary or Assistant Secretary upon such certificates may be facsimiles, engraved or printed. Even though an officer who signed, or whose facsimile signature has been placed upon, a certificate for shares shall have ceased to be an officer of the corporation before such certificate is issued, such certificate may be issued with the same effect as if such officer had not ceased to be such at the date of issue.

SECTION 7.2    Record of Shareholders; Transfer of Shares.  There shall be kept at the registered office of the corporation in the State of Oklahoma a record containing the names and addresses of all shareholders of the corporation, the number and class of shares held by each, the dates when they respectively became the owners of record thereof and if the shares were issued partly paid, the remainder of the consideration to be paid therefor; provided, however, that the foregoing shall not be required if the corporation shall keep at its registered office a statement containing the name and post office address, including street number, if any, of the custodian of such record. Duplicate lists may be kept in such other state or states as may, from time to time, be determined by the Board. Transfers of stock of the corporation shall be made on the books of the corporation only upon authorization by the registered holder thereof or by his attorney lawfully constituted in writing and on surrender and cancellation of a certificate or certificates for a like number of shares of the same class properly endorsed or accompanied by a duly executed stock transfer power and payment of all taxes thereon, with such proof of authenticity of the signatures as the corporation or its transfer agents may reasonably require.

SECTION 7.3    Record Date and Closing Stock Books.  The Board of Directors may fix a time as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting. The Board of Directors may also fix a time as a record date for the determination of shareholders entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares which shall be not more than sixty (60) days prior to the date of the event for the purpose of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date. In lieu of fixing a record date, the Board of Directors may close the books of the Corporation against any transfer of shares for a stated period but not to exceed in any case the maximum periods set forth above.

SECTION 7.4    Registered Shareholders.  The corporation shall be entitled to recognize the holder of record of any share or shares of stock as the exclusive owner thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 7.5    Lost Certificates.  Except as hereinafter in this section provided, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board of Directors may, however, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions including indemnification of the corporation reasonably satisfactory to it, as the Board shall determine.

SECTION 7.6    Regulations; Appointment of Transfer Agents and Registrars.  The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock. It may appoint one or more transfer agents or registrars of transfer, or both, and may require all certificates of stock to bear the signature of either or both.

SECTION 7.7    Treasury Shares.  Treasury shares, or other shares not at the time issued and outstanding, shall not, directly or indirectly, be voted at any meeting of the shareholders, or counted in calculating the actual voting power of shareholders at any given time.

SECTION 7.8    Fractional Shares.  Certificates of fractional shares of stock may be issued at the discretion of the Board of Directors. The registered ownership of any fractional share represented by such certificate or certificates shall entitle the holder thereof to receive dividends, participate in the corporate assets in the event of liquidation of the corporation and to exercise voting rights in person or by proxy.

ARTICLE VIII.
EXECUTION OF INSTRUMENTS

SECTION 8.1    Contracts.  The Board or any committee thereunto authorized may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the corporation any contract or other instrument, except certificates representing shares of stock of the corporation, and such authority may be general or may be confined to specific instances.

SECTION 8.2    Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued by or in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall be determined from time to time by resolution of the Board.

SECTION 8.3    Deposits; Bank Accounts.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by an officer or officers of the corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these bylaws, as it may deem expedient. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made by hand-stamped legend in the name of the corporation or by written endorsement of any officer without countersignature.

SECTION 8.4    Loans.  No loans shall be contracted on behalf of the corporation unless authorized by the Board, but when so authorized, unless a particular officer or agent is directed to negotiate the same, may be negotiated, up to the amount so authorized, by the President or a Vice President or the Treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the corporation notes or other evidences of indebtedness countersigned by the President or a Vice President for the amount of such loans and to give security for the payment of any and all loans, advances and indebtedness by hypothecating, pledging or transferring any part or all of the property of the corporation, real or personal, at any time owned by the corporation.

SECTION 8.5    Sale or Transfer of Securities Held by the Corporation.  Stock certificates, bonds or other securities at any time owned by the corporation may be held on behalf of the corporation or sold, transferred or otherwise disposed of pursuant to authorization by the Board, or of any committee thereunto duly authorized, and when so authorized to be sold, transferred or otherwise disposed of, may be transferred from the name of the corporation by the signature of the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

ARTICLE IX.
MISCELLANEOUS

SECTION 9.1    Fiscal Year.  The fiscal year of the corporation shall be determined by the Board.

SECTION 9.2    Seal.  The corporate seal shall be a device containing the name of the corporation and the word “Oklahoma.”

SECTION 9.3    Inspection of Corporation Records.  The share ledger or duplicate share ledger, the books of account, copy of the bylaws as amended certified by the Secretary, and minutes of proceedings of the shareholders and directors and of the Executive and other committees of the directors shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders’ meeting. Such inspection may be made in person or by an agent or attorney and shall include the right to make copies. Demand of inspection other than at a shareholders’ meeting shall be made in writing upon the President, Secretary or Assistant Secretary of the corporation.

ARTICLE X.
NOTICES

SECTION 10.1    Form of Notices.  Whenever, under the provisions of these bylaws, notice is required to be given to any director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States Mail in a postpaid sealed wrapper, addressed to such director, officer or shareholder at such address as appears on the books of the corporation, or, in default of other address, to such director, officer or shareholder at the general post office in the city where the corporation’s principal office for the transaction of business is located, and such notice be deemed to be given at the time when the same shall be thus mailed.

SECTION 10.2    Waiver of Notice; Attendance at Meeting.  Any shareholder, director or officer may waive any notice required to be given under these bylaws by a written waiver signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the actual giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE XI.
AMENDMENTS

SECTION 11.1    Who May Amend.  These bylaws may be amended, altered, changed or repealed by the affirmative vote of a majority of the shares issued and outstanding, and entitled to vote thereat, at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change or repeal be contained in the notice of the meeting, or by the affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XII.
CONFLICTS OF INTEREST

SECTION 12.1    Transactions with Directors or Officers.  Except as may be otherwise provided by the laws of the State of Oklahoma or the Certificate of Incorporation, no contract or transaction between this corporation and one or more of its directors or officers, or between this corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or Executive Committee which authorizes the contract or transaction, or solely because his or their votes are accounted for such purpose; if: (1) the material facts as to the relationship or interest of such director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or the Executive Committee, and the Board or Executive Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the relationship or interest of such director or officer and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, or ratified, by the Board of Directors, the Executive Committee, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors, or the Executive Committee which authorizes the contract or transaction.

SECTION 12.2    Loans to Officers or Employees.  This corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be construed to deny, limit or restrict the powers of guaranty or warranty of any corporation at common law or under any statute.

ARTICLE XIII.
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

SECTION 13.1    As used in this Article VIII, any word or words defined in Section 1031 of the Oklahoma General Corporation Act, as amended from time to time (the “Indemnification Section”), shall have the same meaning as provided in the Indemnification Section.

SECTION 13.2    The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

SECTION 13.3    With respect to an employee or agent, other than a director or officer, of the Corporation, the Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.